As filed with Securities and Exchange Commission on April 6, 2016
File No. 333-207222

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

Registration Statement Under the Securities Act of 1933

MEMBERS Life Insurance Company
(Exact name of Registrant as specified in its charter)
IOWA	6311	39-1236386
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2000 Heritage Way
Waverly, Iowa 50677-9202
(319) 352-4090
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Ross Hansen, Esq.
MEMBERS Life Insurance Company
2000 Heritage Way
Waverly, Iowa 50677-9202
(319) 352-4090
(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPY TO:
Stephen E. Roth, Esq.
Thomas E. Bisset, Esq.
Sutherland Asbill & Brennan LLP
700 Sixth Street, NW, Suite 700
Washington, DC 20001
(202) 383-0100

Approximate Date of Proposed Public Offering: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ X ]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ X ]	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER UNIT	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE

Interests in Risk Control Accounts of Flexible Premium Deferred Variable Annuity Contract	*	*	$2,884,806,356	$290,500

*The maximum aggregate offering price is estimated solely for the purposes of determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable since these securities are not issued in predetermined amounts or units.

**Pursuant to Rule 457(p) under the Securities Act of 1933, the entire registration fee of $290,500 associated with securities registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-207150), which was filed on September 25, 2015 (“Registration Statement No. 1”) and withdrawn on September 30, 2015, is being used to offset the registration fee associated with this registration statement. No securities were sold under Registration Statement No. 1.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

C-2

MEMBERS Life Insurance Company

Financial Statements as of December 31, 2015 and 2014
and for the Three Years in the Period Ended December 31, 2015
and Report of Independent Registered Public Accounting Firm

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of
MEMBERS Life Insurance Company
Madison, Wisconsin

We have audited the accompanying balance sheets of MEMBERS Life Insurance Company (the “Company”) as of December 31, 2015 and 2014, and the related statements of operations and comprehensive income (loss), stockholder’s equity, and cash flows for each of the three years in the period ended December 31, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of MEMBERS Life Insurance Company as of December 31, 2015 and 2014, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, results of the Company may not be indicative of those of a stand-alone entity, as the Company is a member of a controlled group of affiliated companies.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
March 8, 2016

MEMBERS Life Insurance Company
Balance Sheets
December 31, 2015 and 2014
($ in 000s)

Assets	2015	2014

Investments
Debt securities, available for sale, at fair value
(amortized cost 2015 - $12,698; 2014 - $12,854)	$12,351	$13,194
Policy loans	-	104
Receivable for securities sold	-	15

Total investments	12,351	13,313

Cash and cash equivalents	17,093	5,602
Accrued investment income	134	80
Reinsurance recoverable from affiliate	24,628	25,199
Assets on deposit	947,595	349,937
Premiums receivable, net	26	28
Net deferred tax asset	682	440
Receivable from affiliate	4,518	2,765
Other assets and receivables	268	220
Federal income taxes recoverable from affiliate	516	1,797

Total assets	$1,007,811	$399,381

Liabilities and Stockholder’s Equity

Liabilities
Claim and policy benefit reserves - life and health	$21,537	$22,368
Policyholder account balances	951,068	353,549
Unearned premiums	1	3
Payables to affiliates	2,480	1,292
Accounts payable and other liabilities	11,177	2,954

Total liabilities	986,263	380,166

Commitments and contingencies (Note 11)

Stockholder’s equity
Common stock, $5 par value, authorized 1,000 shares;
issued and outstanding 1,000 shares	5,000	5,000
Additional paid in capital	10,500	10,500
Accumulated other comprehensive income (loss),
net of tax expense (benefit) (2015 - ($122); 2014 - $118)	(225)	222
Retained earnings	6,273	3,493

Total stockholder’s equity	21,548	19,215

Total liabilities and stockholder’s equity	$1,007,811	$399,381

See accompanying notes to financial statements.	2

MEMBERS Life Insurance Company
Statements of Operations and Comprehensive Income (Loss)
Years Ended December 31, 2015, 2014 and 2013
($ in 000s)

	2015	2014	2013

Revenues
Life and health premiums, net	$(1,175)	$127	$139
Contract charges, net	18	24	46
Net investment income	366	278	176
Net realized investment gains	117	-	-
Other income	5,336	-	293

Total revenues	4,662	429	654

Benefits and expenses
Life and health insurance claims and benefits, net	(1,204)	112	179
Interest credited to policyholder account balances, net	4	8	9
Operating and other expenses (Note 6)	1,633	137	86

Total benefits and expenses	433	257	274

Income before income taxes	4,229	172	380
Income tax expense	1,449	11	249

Net income	2,780	161	131

Change in unrealized gains (losses), net of tax expense
(benefit) (2015 - ($235); 2014 - ($25); 2013 - ($105))	(437)	(47)	(154)
Reclassification adjustment for (gains)
included in net income, net of tax (benefit) - (2015 - ($5))	(10)	-	-

Other comprehensive loss	(447)	(47)	(154)

Total comprehensive income (loss)	$2,333	$114	$(23)

See accompanying notes to financial statements.	3

MEMBERS Life Insurance Company
Statements of Stockholder’s Equity
Years Ended December 31, 2015, 2014 and 2013
($ in 000s)

			Accumulated
		Additional	other		Total
	Common	paid in	comprehensive	Retained	stockholder’s
	stock	capital	income (loss)	earnings	equity

Balance, January 1, 2013	$5,000	$10,500	$423	$3,201	$19,124
Net income	-	-	-	131	131
Other comprehensive (loss)	-	-	(154)	-	(154)

Balance, December 31, 2013	5,000	10,500	269	3,332	19,101
Net income	-	-	-	161	161
Other comprehensive (loss)	-	-	(47)	-	(47)

Balance, December 31, 2014	5,000	10,500	222	3,493	19,215
Net income	-	-	-	2,780	2,780
Other comprehensive (loss)	-	-	(447)	-	(447)

Balance, December 31, 2015	$5,000	$10,500	$(225)	$6,273	$21,548

See accompanying notes to financial statements.	4

MEMBERS Life Insurance Company
Statements of Cash Flows
Years Ended December 31, 2015, 2014 and 2013
($ in 000s)

	2015	2014	2013

Cash flows from operating activities:
Net income	$2,780	$161	$131
Adjustments to reconcile net income
to net cash provided by operating activities:
Policyholder charges on investment type contracts	(18)	(24)	(46)
Net realized investment gains	(117)	-	-
Interest credited to policyholder account balances	4	8	9
Deferred income taxes	(2)	197	675
Amortization of bond premium and discount	61	75	86
Amortization and write off of deferred charges	26	26	21
Changes in other assets and liabilities
Accrued investment income	(54)	(16)	9
Reinsurance recoverable	273	326	611
Premiums receivable	2	4	2
Other assets	(1,828)	356	(1,079)
Federal income taxes recoverable from affiliate	1,281	87	1,892
Insurance reserves	(831)	(828)	(916)
Unearned premiums	(2)	-	(1)
Other liabilities	9,412	955	2,892

Net cash provided by operating activities	10,987	1,327	4,286

Cash flows from investing activities:
Purchases of debt securities	(8,760)	(7,535)	-
Proceeds on sale or maturity of debt securities	8,987	750	1,665
Net amounts received on policy loans	104	6	-

Net cash provided by (used in) investing activities	331	(6,779)	1,665

Cash flows from financing activities:
Policyholder account deposits	596,817	252,273	89,726
Policyholder account withdrawals	(12,250)	(3,581)	(930)
Assets on deposit - deposits	(596,492)	(252,273)	(89,382)
Assets on deposit - withdrawals	12,098	3,531	813
Change in bank overdrafts	-	(1)	1

Net cash provided by (used in) financing activities	173	(51)	228

Change in cash and cash equivalents	11,491	(5,503)	6,179
Cash and cash equivalents at beginning of year	5,602	11,105	4,926

Cash and cash equivalents at end of year	$17,093	$5,602	$11,105

Supplemental disclosure of cash information:
Cash received (paid) during the year for income taxes	$(170)	$273	$2,318

See accompanying notes to financial statements.	5

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Note 1:   Nature of Business

MEMBERS Life Insurance Company (“MLIC” or the “Company”) is a life and health insurance stock company organized under the laws of Iowa and a wholly-owned subsidiary of CUNA Mutual Investment Corporation (“CMIC”). CMIC is organized under the laws of Wisconsin and is a wholly-owned subsidiary of CMFG Life Insurance Company (“CMFG Life”), an Iowa life insurance company. CMFG Life and its affiliated companies primarily sell insurance and other products to credit unions and their members. The Company’s ultimate parent is CUNA Mutual Holding Company (“CMHC”), a mutual insurance holding company organized under the laws of Iowa. In 2013, MLIC began selling single premium deferred annuity contracts to credit union members through face-to-face and direct response distribution channels. Prior to 2013, MLIC did not actively market new business; it primarily serviced existing blocks of individual and group life policies. See Note 7, Reinsurance, for information on the Company’s reinsurance and ceding agreements.

MLIC is authorized to sell life, health and annuity policies in all states in the U.S. and the District of Columbia, except New York. The following table identifies states with premiums greater than 5% of total direct premium and states with deposits on annuity contracts greater than 5% of total deposits:

				Deposits on
	Direct Life and Health Premium			Annuity Contracts

	2015	2014	2013	2015	2014	2013

Michigan	63%	63%	64%	8%	12%	11%
Texas	23	22	22	7	8	*
California	5	5	5	8	*	*
Indiana	*	*	*	6	6	6
Iowa	*	*	*	5	8	17
Wisconsin	*	*	*	5	7	7
Pennsylvania	*	*	*	5	6	5
Florida	*	*	*	5	5	*
Washington	*	*	*	5	*	*
Rhode Island	*	*	*	*	8	6
Utah	*	*	*	*	*	5

*Less than 5%.

No other state represents more than 5% of the Company’s premiums or deposits for any year in the three years ended December 31, 2015.

CMFG Life provides significant services required in the conduct of the Company’s operations. Management believes allocations of expenses are reasonable, but the results of the Company’s operations may have materially differed from the results reflected in the accompanying financial statements if the Company did not have this relationship.

Note 2: Summary of Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

6

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and in some cases the difference could be material. Investment valuations, embedded derivatives, deferred tax asset valuation reserves, and claim and policyholder benefit reserves are most affected by the use of estimates and assumptions.

Segment Reporting

The Company is currently managed as two reportable business segments, (1) life and health and (2) annuities. See Note 7, Reinsurance, for information on the Company’s reinsurance and ceding agreements, which impact the financial statement presentation of these segments.

Investments

Debt securities: Investments in debt securities are classified as available for sale and are carried at fair value. A debt security is considered other-than-temporarily impaired when the fair value is less than the amortized cost basis and its value is not expected to recover through the Company’s anticipated holding period of the security. If a credit loss exists, but the Company does not intend to sell the impaired debt security and is not more likely than not to be required to sell before recovery, it is required to bifurcate the impairment into the loss that is attributable to credit and non-credit related components. The credit portion of the other-than-temporary impairment (“OTTI”) is the difference between the present value of the expected future cash flows and amortized cost. Only the estimated credit loss amount is recognized in net realized investment gains, with the remainder of the loss amount recognized in other comprehensive loss. If the Company intends to sell or it is more likely than not that the Company will be required to sell before anticipated recovery in value, the Company records a realized loss equal to the difference between the amortized cost and fair value. The fair value of the other-than-temporarily impaired security becomes its new cost basis. In determining whether an unrealized loss is expected to be other than temporary, the Company considers, among other factors, any plans to sell the security, the severity of impairment, financial position of the issuer, recent events affecting the issuer’s business and industry sector, credit ratings, and the intent and ability of the Company to hold the investment until the fair value has recovered at least its cost basis.

Unrealized gains and losses on investments in debt securities, net of deferred federal income taxes, are included in accumulated other comprehensive income as a separate component of stockholder’s equity.

Policy loans: Policy loans are reported at their unpaid principal balance. Valuation allowances are not established for policy loans, as they are fully collateralized by the cash surrender value of the underlying insurance policies. Any unpaid principal or interest on the loan is deducted from the cash surrender value or the death benefit prior to settlement of the insurance policy. Policy loans allocated to CMFG Life as payment related to the 2012 reinsurance agreement and the 2015 amendment (See Note 7) are $1,882 and $1,975 at December 31, 2015 and 2014, respectively. As a result of the amendment, all policy loans are allocated to CMFG Life as of December 31, 2015.

Net investment income: Interest income related to mortgage-backed and other structured securities is recognized on an accrual basis using a constant effective yield method, based on anticipated prepayments and the estimated economic life of the securities. When estimates of prepayments change, the effective yield is recalculated to reflect actual payments to date and anticipated future payments and such adjustments are reflected in net investment income. Prepayment assumptions for loan-backed bonds and structured securities are based on industry averages or internal estimates. Interest income related to non-structured securities is recognized on an accrual basis using a constant effective yield method. Discounts and premiums on debt securities are amortized over the estimated lives of the respective securities on an effective yield basis.

7

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Net realized gains and losses: Realized gains and losses on the sale of investments are determined on a specific identification basis and are recorded on the trade date.

Derivative Financial Instruments

The Company issues single premium deferred annuity contracts that contain embedded derivatives. Derivatives embedded within non-derivative host contracts are separated from the host instrument when the embedded derivative is not clearly and closely related to the host instrument. Such embedded derivatives are recorded at fair value, and they are reported as part of assets on deposit and policyholder account balances in the balance sheets, with the change in the value being recorded in net realized investment gains. See Note 3, Investments-Embedded Derivatives for additional information.

Changes in the fair value of the embedded derivative in assets on deposit offset changes in the fair value of the embedded derivative in policyholder account balances; both of these changes are included in net realized investment gains. Accretion of the interest on assets on deposit offsets accretion of the interest on the host contract; both of these amounts are included in interest credited on policyholder account balances.

Cash and Cash Equivalents

Cash and cash equivalents include unrestricted deposits in financial institutions with maturities of 90 days or less. The Company recognizes a liability in accounts payable and other liabilities for the amount of checks issued in excess of its current cash balance. The change in this overdraft amount is recognized as a financing activity in the Company’s statement of cash flows.

Recognition of Insurance Revenue and Related Benefits

Term-life and whole-life insurance premiums are recognized as premium income when due. Policy benefits for these products are recognized in relation to the premiums so as to result in the recognition of profits over the expected lives of the policies and contracts.

Amounts collected on policies not subject to significant mortality or longevity risk, such as the Company’s single premium deferred annuity contracts, are considered investment contracts and are recorded as increases in policyholder account balances. Revenues from investment contracts principally consist of net investment income and contract charges such as expense and surrender charges. Expenses for investment contracts consist of interest credited to contracts, benefits incurred in excess of related policyholder account balances and policy maintenance costs. Because the Company has entered into an agreement with CMFG Life to cede 100% of this business, these revenues and expenses are ceded and do not impact the statement of operations and comprehensive income (loss). See Note 7, Reinsurance for additional information on this agreement.

Other Income / Operating and Other Expenses

Other income in 2015 and 2013 relates to legal settlements received on structured security investments that had previously been sold. Operating and other expenses in 2015 include legal expenses related to the settlement received.

Deferred Policy Acquisition Costs

The costs of acquiring insurance business that are directly related to the successful acquisition of new and renewal business are deferred to the extent that such costs are expected to be recoverable from future profits. Such costs principally include commissions and sales costs, direct response advertising costs, premium taxes, and certain policy issuance and underwriting costs. Costs deferred on term-life and whole-life insurance products, deferred policy acquisition costs (“DAC”), are amortized in proportion to the ratio of the annual premium to the total anticipated premiums generated. Due to the age of the existing block of policies, all DAC has been fully amortized as of December 31, 2015 and 2014 and there was no amortization expense in 2015, 2014 or 2013.

8

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Acquisition costs on the Company’s single premium deferred annuity contracts are reimbursed through a ceding commission by CMFG Life, which assumes all deferrable costs as part of its agreement to assume 100% of this business from the Company. See Note 7, Reinsurance for additional information on this agreement.

Insurance Reserves

Life and health claim and policy benefit reserves consist principally of future policy benefit reserves and reserves for estimates of future payments on incurred claims reported but not yet paid and unreported incurred claims. Estimates for future payments on incurred claims are developed using actuarial principles and assumptions based on past experience adjusted for current trends. Any change in the probable ultimate liabilities is reflected in net income in the period in which the change is determined.

When actual experience indicates that existing contract liabilities, together with the present value of future gross premiums will not be sufficient to recover the present value of future benefits or recover unamortized deferred acquisition costs, a premium deficiency will be recognized by either a reduction in unamortized acquisition costs or an increase in the liability for future benefits. There was no premium deficiency in 2015, 2014 or 2013.

Policyholder Account Balances

The Company recognizes a liability at the stated account value for policyholder deposits that are not subject to significant policyholder mortality or longevity risk and for universal life-type policies. The account value equals the sum of the original deposit and accumulated interest, less any withdrawals and expense charges. The average credited rate was 4.5% in 2015, 2014 and 2013. The future minimum guaranteed interest rate during the life of the contracts is 4.5%.

The single premium deferred annuities, which are included in policyholder account balances, have two risk control accounts, referred to as the Secure and Growth Accounts; the Secure Account has a yearly credited interest rate floor of 0% and the yearly Growth Account floor is -10%. The Secure and Growth Accounts both have credited interest rate caps that vary with issuance. Interest is credited at the end of each contract year during the selected index term based on the allocation between risk control accounts and the performance of an external index during that contract year. Both the Growth Account and Secure Account are based on the S&P 500 Index. At the end of the initial index term, only the Secure Account will be available as an option to the policyholder. The average annualized credited rate was 1.65%, 1.10% and .72% in 2015, 2014 and 2013, respectively.

Accounts Payable and Other Liabilities

The Company issues annuity contracts on the 10th and 25th of each month. The Company recognizes a liability on contracts for which it has received cash, but has not issued a contract.

Reinsurance

Reinsurance premiums, claims and benefits, commission expense reimbursements, and reserves related to reinsured business ceded are accounted for on a basis consistent with the accounting for the underlying direct policies that have been ceded and the terms of the reinsurance contracts. Premiums and insurance claims and benefits in the statements of operations and comprehensive income (loss) are reported net of the amounts ceded to other companies under such reinsurance contracts. Ceded insurance reserves and ceded benefits paid are included in reinsurance recoverables along with certain ceded policyholder account balances, which include mortality risk. A prepaid reinsurance asset is also recorded for the portion of unearned premiums related to ceded policies.

9

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Assets on Deposit

Assets on deposit represent the amount of policyholder account balances related to the single premium deferred annuity contracts (investment-type contracts) that are ceded to CMFG Life. These investment-type contracts are accounted for on a basis consistent with the accounting for the underlying contracts. Since the related product is an investment-type contract, the Company accounts for the reinsurance of these contracts using the deposit method of accounting consistent with the terms of the ceding agreement. The related contract charges and interest credited to policyholder account balances in the statements of operations and comprehensive income (loss) are reported net of the amounts ceded under the agreement. See Note 7 for a further discussion of the ceding agreement.

Income Taxes

The Company recognizes taxes payable or refundable and deferred taxes for the tax consequences of differences between the financial reporting and tax basis of assets and liabilities. Deferred tax assets and liabilities are measured by applying the enacted tax rates to the difference between the financial statement and tax basis of assets and liabilities. The Company records current tax benefits and deferred tax assets utilizing a benefits-for-loss approach. Under this approach, current benefits are realized and deferred tax assets are considered realizable by the Company when realized or realizable by the consolidated group of which the Company is a member even if the benefits would not be realized on a stand-alone basis. The Company records a valuation allowance for deferred tax assets if it determines it is more likely than not that the asset will not be realized by the consolidated group. Deferred income tax assets can be realized through future earnings, including, but not limited to, the generation of future income, reversal of existing temporary differences and available tax planning strategies.

The Company is subject to tax-related audits. These audits may result in additional tax assets or liabilities. In establishing tax liabilities, the Company determines whether a tax position is more likely than not to be sustained under examination by the appropriate taxing authority. Tax positions that do not meet the more likely than not standard are not recognized. Tax positions that meet this standard are recognized in the financial statements within net deferred tax assets or liabilities or federal income taxes recoverable or payable.

Accounting Standards Updates Pending Adoption

In May 2014, the Financial Accounting Standards Board (“FASB”) issued a comprehensive new revenue recognition standard, Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”). The new standard will supersede nearly all existing revenue recognition guidance by establishing a five step, principles-based process; however, it will not impact the accounting for insurance contracts, leases, financial instruments, and guarantees. For those contracts that are impacted by the new guidance, ASU 2014-09 will require an entity to recognize revenue upon the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. In July 2015, the FASB approved the deferral of ASU 2014-09 for one year and it is effective for annual and interim reporting periods beginning in 2018 for public business entities and 2019 for others. Early adoption in 2017 will be permitted. The Company is currently evaluating the impact of ASU 2014-09 on its financial statements.

In January 2016, the FASB issued Accounting Standard Update (ASU) No. 2016-01, Recognition and Measurement of Financial Assets and Liabilities (“ASU 2016-01”), effective in 2018. The new standard will require equity investments to be measured at fair value with changes in fair value recognized in net income. Other provisions in ASU 2016-01 do not appear to be materially applicable to the Company. The Company is currently evaluating the potential impact of ASU 2016-01 on its financial statements.

10

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Note 3: Investments

Debt Securities

The amortized cost, gross unrealized gains and losses, and estimated fair values, as reported on the balance sheet, of debt securities at December 31, 2015 are as follows:

	Amortized	Gross Unrealized		Estimated
	Cost	Gains	Losses	Fair Value

U.S. government and agencies	$10,333	$26	$(546)	$9,813
Mortgage-backed securities:
Residential mortgage-backed	2,365	173	-	2,538

Total debt securities	$12,698	$199	$(546)	$12,351

The amortized cost, gross unrealized gains and losses, and estimated fair values, as reported on the balance sheet, of debt securities at December 31, 2014 are as follows:

	Amortized	Gross Unrealized		Estimated
	Cost	Gains	Losses	Fair Value

U.S. government and agencies	$9,888	$103	$(4)	$9,987
Mortgage-backed securities:
Residential mortgage-backed	2,966	241	-	3,207

Total debt securities	$12,854	$344	$(4)	$13,194

No investments were non-income producing in 2015 or 2014.

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

The amortized cost and estimated fair values of investments in debt securities at December 31, 2015, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties. Because of the potential for prepayment on mortgage-backed securities, such securities have not been displayed in the table below by contractual maturity.

	Amortized	Estimated
	Cost	Fair Value

Due in one year or less	$1,261	$1,280
Due after one year through five years	315	322
Due after ten years	8,757	8,211
Mortgage-backed securities:
Residential mortgage-backed	2,365	2,538

Total debt securities	$12,698	$12,351

Net Investment Income

Sources of investment income for the years ended December 31 are summarized as follows:

	2015	2014	2013

Gross investment income:
Debt securities	$389	$304	$275
Policy loans	5	8	8
Other investments	-	-	6

Total gross investment income	394	312	289
Investment expenses	(28)	(34)	(113)

Net investment income	$366	$278	$176

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Net Realized Investment Gains

Net realized investment gains for the years ended December 31 are summarized as follows:

	2015	2014	2013

Debt securities
Gross gains on sales	$117	$-	$-

Net realized investment gains	$117	$-	$-

Proceeds from the sale of debt securities was $8,389 in 2015, there were no sales or transfers of debt securities in 2014 or 2013 that resulted in a realized investment gain or loss.

Other-Than-Temporary Investment Impairments

Investment securities are reviewed for OTTI on an ongoing basis. The Company creates a watchlist of securities based largely on the fair value of an investment security relative to its cost basis. When the fair value drops below the Company’s cost, the Company monitors the security for OTTI. The determination of OTTI requires significant judgment on the part of the Company and depends on several factors, including, but not limited to:

•	The existence of any plans to sell the investment security.

•	The extent to which fair value is less than book value.

•	The underlying reason for the decline in fair value (credit concerns, interest rates, etc.).

•	The financial condition and near term prospects of the issuer/borrower, including the ability to meet contractual obligations, relevant industry trends and conditions.

•	The Company’s intent and ability to retain the investment for a period of time sufficient to allow for an anticipated recovery in fair value.

•	The Company’s ability to recover all amounts due according to the contractual terms of the agreements.

•	The Company’s collateral position in the case of bankruptcy or restructuring.

A debt security is considered other-than-temporarily impaired when the fair value is less than the amortized cost basis and its value is not expected to recover through the Company’s anticipated holding period of the security. If a credit loss exists, but the Company does not intend to sell the impaired debt security and is not more likely than not to be required to sell before recovery, it is required to bifurcate the impairment into the loss that is attributable to credit and non-credit related risk. The credit portion of the OTTI is the difference between the present value of the expected future cash flows and amortized cost. Only the estimated credit loss amount is recognized in earnings, with the remainder of the loss amount recognized in other comprehensive loss. If the Company intends to sell, at the time this determination is made, the Company records a realized loss equal to the difference between the amortized cost and fair value. The fair value of the other-than-temporarily impaired security becomes its new cost basis. In determining whether an unrealized loss is expected to be other than temporary, the Company considers, among other factors, any plans to sell the security, the severity of impairment, financial position of the issuer, recent events affecting the issuer’s business and industry sector, credit ratings, and the ability of the Company to hold the investment until the fair value has recovered at least its cost basis.

For securitized debt securities, the Company considers factors including, commercial and residential property changes in value that vary by property type and location and average cumulative collateral loss rates that vary by vintage year. These assumptions require the use of significant management judgment and include the probability of issuer default and estimates regarding timing and amount of

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

expected recoveries. In addition, projections of expected future debt security cash flows may change based upon new information regarding the performance of the issuer and/or underlying collateral.

For certain securitized financial assets with contractual cash flows, the Company is required to periodically update its best estimate of cash flows over the life of the security. If the fair value of a securitized financial asset is less than its cost or amortized cost and there has been a decrease in the present value of the estimated cash flows since the last revised estimate, considering both timing and amount, an OTTI charge is recognized. The Company also considers its intent to retain a temporarily impaired security until recovery. Estimating future cash flows involves judgment and includes both quantitative and qualitative factors. Such determinations incorporate various information and assessments regarding the future performance of the underlying collateral. In addition, projections of expected future cash flows may change based upon new information regarding the performance of the underlying collateral.

Management has completed a review for other-than-temporarily impaired securities at December 31, 2015, 2014 and 2013 and recorded no OTTI. As a result of the subjective nature of these estimates, however, provisions may subsequently be determined to be necessary as new facts emerge and a greater understanding of economic trends develops. Consistent with the Company’s practices, OTTI will be recorded as appropriate and as determined by the Company’s regular monitoring procedures of additional facts.

Net Unrealized Investment Gains (Losses)

The components of net unrealized investment gains (losses) included in accumulated other comprehensive income (loss) at December 31 were as follows:

	2015	2014	2013

Debt securities	$(347)	$340	$412
Deferred income taxes	122	(118)	(143)

Net unrealized investment gains (losses)	$(225)	$222	$269

At December 31, 2015, the Company owned one debt security with a fair value of $8,210 in an unrealized loss position of $546 for less than twelve months. At December 31, 2014 the Company owned one debt security with a fair value of $7,526 in an unrealized loss position of $4 for less than twelve months. The Company did not have any gross unrealized losses at December 31, 2013.

Embedded Derivatives

The Company issues single premium deferred annuity contracts that contain embedded derivatives. Such embedded derivatives are separated from their host contracts and recorded at fair value. The fair value of the embedded derivatives, which are reported as part of assets on deposit and policyholder account balances in the balance sheets, were an asset of $122,043 and a liability of $122,043, respectively, as of December 31, 2015 and an asset of $45,503 and a liability of $45,503, respectively, as of December 31, 2014. The increase in fair value related to embedded derivatives from the date of deposit was $3,591, $9,581 and $592 for the years ended December 31, 2015, 2014 and 2013, respectively. Because the Company has entered into an agreement with CMFG Life to cede 100% of this business, this expense is ceded and does not impact the statement of operations and comprehensive income (loss).

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Assets Designated/Securities on Deposit

Iowa law requires that assets equal to a life insurer’s “legal reserve” must be designated for the Iowa Department of Commerce, Insurance Division. The legal reserve is equal to the net present value of all outstanding policies and contracts involving life contingencies. At December 31, 2015 and 2014, debt securities, policy loans and cash with a carrying value of $10,618 and $11,512, respectively, were accordingly designated for Iowa. Other regulatory jurisdictions require cash and securities to be deposited for the benefit of policyholders. Pursuant to these requirements, securities with a fair value of $1,732 and $1,854 were on deposit with other regulatory jurisdictions as of December 31, 2015 and 2014, respectively.

Note 4: Fair Value

The Company uses fair value measurements to record fair value of certain assets and liabilities and to estimate fair value of financial instruments not recorded at fair value but required to be disclosed at fair value. Certain financial instruments, such as insurance policy liabilities (other than investment-type contracts), are excluded from the fair value disclosure requirements.

Valuation Hierarchy

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value of assets and liabilities into three broad levels. The Company has categorized its financial instruments, based on the degree of subjectivity inherent in the valuation technique, as follows:

•	Level 1: Inputs are directly observable and represent quoted prices for identical assets or liabilities in active markets the Company has the ability to access at the measurement date.

•	Level 2: All significant inputs are observable, either directly or indirectly, other than quoted prices included in Level 1, for the asset or liability. This includes: (i) quoted prices for similar instruments in active markets, (ii) quoted prices for identical or similar instruments in markets that are not active, (iii) inputs other than quoted prices that are observable for the instruments and (iv) inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3: One or more significant inputs are unobservable and reflect the Company’s estimates of the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk.

For purposes of determining the fair value of the Company’s assets and liabilities, observable inputs are those inputs used by market participants in valuing financial instruments, which are developed based on market data obtained from independent sources. In the absence of sufficient observable inputs, unobservable inputs, reflecting the Company’s estimates of the assumptions market participants would use in valuing financial assets and liabilities, are developed based on the best information available in the circumstances. The Company uses prices and inputs that are current as of the measurement date. In some instances, valuation inputs used to measure fair value fall into different levels of the fair value hierarchy. The category level in the fair value hierarchy is determined based on the lowest level input that is significant to the fair value measurement in its entirety.

The hierarchy requires the use of market observable information when available for assessing fair value. The availability of observable inputs varies by investment. In situations where the fair value is based on inputs that are unobservable in the market or on inputs from inactive markets, the determination of fair value requires more judgment and is subject to the risk of variability. The degree of judgment exercised by the Company in determining fair value is typically greatest for investments categorized in Level 3. Transfers in and out of level

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

categorizations are reported as having occurred at the end of the quarter in which the transfer occurred. Therefore, for all transfers into Level 3, all realized gains and losses and all changes in unrealized gains and losses in the fourth quarter are not reflected in the Level 3 rollforward table.

Valuation Process

The Company is responsible for the determination of fair value and the supporting assumptions and methodologies. The Company gains assurance on the overall reasonableness and consistent application of valuation methodologies and inputs and compliance with accounting standards through the execution of various processes and controls designed to provide assurance that the Company’s assets and liabilities are appropriately valued.

The Company has policies and guidelines that require the establishment of valuation methodologies and consistent application of such methodologies. These policies and guidelines govern the use of inputs and price source hierarchies and provide controls around the valuation processes. These controls include appropriate review and analysis of prices against market activity or indicators of reasonableness, approval of price source changes, price overrides, methodology changes and classification of fair value hierarchy levels. The valuation policies and guidelines are reviewed and updated as appropriate.

For fair values received from third parties or internally estimated, the Company’s processes are designed to provide assurance that the valuation methodologies and inputs are appropriate and consistently applied, the assumptions are reasonable and consistent with the objective of determining fair value, and the fair values are appropriately recorded. The Company performs procedures to understand and assess the methodologies, process and controls of valuation service providers. In addition, the Company may validate the reasonableness of fair values by comparing information obtained from valuation service providers or brokers to other third party valuation sources for selected securities. When using internal valuation models, these models are developed by the Company’s investment group using established methodologies. The models including key assumptions are reviewed with various investment sector professionals, accounting, operations, compliance and risk management. In addition, when fair value determinations are expected to be more variable, the Company validates them through reviews by members of management who have relevant expertise and who are independent of those charged with executing investment transactions.

Transfers Between Levels

There were no transfers between levels during the year ended December 31, 2015. There were two U.S. government and agency securities totaling $2,556 transferred from Level 1 to Level 2 during the year ended December 31, 2014. The transfer occurred due to a change in the availability of the observable inputs. There were no other transfers in 2014.

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Fair Value Measurement – Recurring Basis

The following table summarizes the Company’s assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2015.

Assets, at Fair Value	Level 1	Level 2	Level 3	Total

Cash equivalents[1]	$16,080	$-	$-	$16,080
Debt securities:
U.S. government and agencies	-	9,813	-	9,813
Mortgage-backed securities:
Residential mortgage-backed	-	2,538	-	2,538

Total debt securities	-	12,351	-	12,351

Derivatives embedded in assets on deposit	-	-	122,043	122,043

Total assets	$16,080	$12,351	$122,043	$150,474

Liabilities, at Fair Value	Level 1	Level 2	Level 3	Total

Derivatives embedded in annuity contracts	$-	$-	$122,043	$122,043

Total liabilities	$-	$-	$122,043	$122,043

1Excludes cash of $1,013 that is not subject to fair value accounting.

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

The following table summarizes the Company’s assets that are measured at fair value on a recurring basis as of December 31, 2014.

Assets, at Fair Value	Level 1	Level 2	Level 3	Total

Cash equivalents [1]	$3,681	$-	$-	$3,681
Debt securities:
U.S. government and agencies	-	9,987	-	9,987
Mortgage-backed securities:
Residential mortgage-backed	-	3,207	-	3,207

Total debt securities	-	13,194	-	13,194

Derivatives embedded in assets on deposit	-	-	45,503	45,503

Total assets	$3,681	$13,194	$45,503	$62,378

Liabilities, at Fair Value	Level 1	Level 2	Level 3	Total

Derivatives embedded in annuity contracts	$-	$-	$45,503	$45,503

Total liabilities	$-	$-	$45,503	$45,503

1Excludes cash of $1,921 that is not subject to fair value accounting.

The Company had no assets or liabilities that required a fair value adjustment on a non-recurring basis as of December 31, 2015 or 2014.

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Changes in Fair Value Measurement

The following table sets forth the values of assets and liabilities classified as Level 3 within the fair value hierarchy at December 31, 2015.

		Total Realized/Unrealized
		Gain (Loss) Included in:

	Balance January 1, 2015	Purchases	Maturities	Earnings[1]	Balance December 31, 2015

Derivatives embedded
in assets on deposit	$45,503	$73,631	$(682)	$3,591	$122,043

Total assets	$45,503	$73,631	$(682)	$3,591	$122,043

Derivatives embedded
in annuity contracts	$45,503	$73,631	$(682)	$3,591	$122,043

Total liabilities	$45,503	$73,631	$(682)	$3,591	$122,043

[1] Included in net income is realized gains and losses associated with embedded derivatives.

The following table sets forth the values of assets and liabilities classified as Level 3 within the fair value hierarchy at December 31, 2014.

		Total Realized/Unrealized
		Gain (Loss) Included in:

	Balance January 1, 2014	Purchases	Maturities	Earnings[1]	Balance December 31, 2014

Derivatives embedded
in assets on deposit	$8,652	$27,522	$(252)	$9,581	$45,503

Total assets	$8,652	$27,522	$(252)	$9,581	$45,503

Derivatives embedded
in annuity contracts	$8,652	$27,522	$(252)	$9,581	$45,503

Total liabilities	$8,652	$27,522	$(252)	$9,581	$45,503

[1] Included in net income is realized gains and losses associated with embedded derivatives.

Determination of Fair Values

The Company determines the estimated fair value of its investments using primarily the market approach and the income approach. The use of quoted prices and matrix pricing or similar techniques are examples of market approaches, while the use of discounted cash flow methodologies is an example of the income approach.

A summary of valuation techniques for classes of financial assets and liabilities by fair value hierarchy level are as follows:

19

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Level 1 Measurements

Cash equivalents: Consists of money market funds; valuation is based on the closing price as of the balance sheet date.

Level 2 Measurements

U.S. government and agencies: Certain U.S. Treasury securities and debentures issued by agencies of the U.S. government are valued based on observable inputs such as the U.S. Treasury yield curve, market indicated spreads and quoted prices for identical assets in markets that are not active and/or similar assets in markets that are active.

Residential mortgage-backed securities: Valuation is principally based on observable inputs including quoted prices for similar assets in markets that are active and observable market data.

For the majority of assets classified as Level 2 investments, the Company values the assets using third-party pricing sources, which generally rely on quoted prices for similar assets in markets that are active and observable market data.

Level 3 Measurements

Derivatives embedded in assets on deposit and annuity contracts: The Company offers single premium deferred annuity contracts with certain caps and floors which represent a minimum and maximum amount that could be credited to a contract during that contract year based on the performance of an external index. These embedded derivatives are measured at fair value separately from the host deposit asset and annuity contract.

In estimating the fair value of the embedded derivative, the Company attributes a present value to the embedded derivative equal to the discounted sum of the excess cash flows of the index related fund value over the minimum fund value. The current year portion of the embedded derivative is adjusted for known market conditions. The discount factor at which the embedded derivative is valued contains an adjustment for the Company’s own credit and risk margins for unobservable non-capital market inputs. The Company’s own credit adjustment is determined taking into account its A.M. Best rating as well as its claims paying ability.

These derivatives may be more costly than expected in volatile or declining equity markets. Changes in market conditions include, but are not limited to, changes in interest rates, equity indices, default rates and market volatility. Changes in fair value may be impacted by changes in the Company’s own credit standing. Lastly, changes in actuarial assumptions regarding policyholder behavior (such as full or partial withdrawals varying from expectations) and risk margins related to non-capital market inputs may result in significant fluctuations in the fair value of the derivatives. See Embedded Derivatives within Note 3, Investments for the impact to net income.

20

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

The following table presents information about significant unobservable inputs used in Level 3 embedded derivative assets and liabilities measured at fair value developed by internal models as of December 31, 2015 and 2014:

Predominant	Significant	Range of Values - Unobservable Input
Valuation Method	Unobservable Input	2015	2014

Derivatives embedded in single premium deferred annuities and related assets on deposit

Discounted cash flow	Lapse rates	2% to 4% with an excess lapse rate at the end of the index period of 95%.	2% to 4% with an excess lapse rate at the end of the index period of 95%.

	Company’s own credit and risk margin	82 - 137 basis points added on to discount rate	60 - 90 basis points added on to discount rate

Fair Value Measurements for Financial Instruments Not Reported at Fair Value

Accounting standards require disclosure of fair value information about certain on- and off-balance sheet financial instruments which are not recorded at fair value on a recurring basis for which it is practicable to estimate that value.

The following methods and assumptions were used by the Company in estimating the fair value disclosures for significant financial instruments:

Level 1 Measurements

Cash: The carrying amount for this instrument approximates its fair value due to its short term nature and is based on observable inputs.

Level 2 Measurements

Assets on deposit and Investment-type contracts: Assets on deposit and investment-type contracts include single premium deferred annuity contracts, excluding the related embedded derivative. In most cases, the fair values are determined by discounting expected liability cash flows and required profit margins using the year-end swap curve plus a spread equivalent to a cost of funds for insurance companies based on observable inputs.

21

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Not Practicable to Estimate Fair Value

Policy loans: The Company believes it is not practicable to determine the fair value of its policy loans since there is no stated maturity and policy loans are often repaid by reductions to policy benefits.

The carrying amounts and estimated fair values of the Company’s financial instruments which are not measured at fair value on a recurring basis at December 31 are as follows:

		2015			2014
	Carrying	Estimated		Carrying	Estimated
	Amount	Fair Value	Level	Amount	Fair Value	Level

Financial instruments
recorded as assets:
Cash	$1,013	$1,013	1	$1,921	$1,921	1
Policy loans	-	n/a	n/a	104	n/a	n/a
Assets on deposit	825,552	699,721	2	304,434	294,710	2
Financial instruments
recorded as liabilities:
Investment-type contracts	825,552	699,721	2	304,434	294,710	2

Note 5: Income Tax

The Company is included in the consolidated federal income tax return filed by CMHC, the Company’s ultimate parent. The Company has entered into a tax sharing agreement with CMHC and its subsidiaries. The agreement provides for the allocation of tax expense based on each subsidiary’s contribution to the consolidated federal income tax liability. Pursuant to the agreement, subsidiaries that have incurred losses are reimbursed regardless of the utilization of the loss in the current year. Federal income taxes recoverable from affiliate reported on the balance sheet are due from CMFG Life.

Income Tax Expense

Income tax expense for the years ended December 31 is as follows:

	2015	2014	2013

Current tax expense (benefit)	$1,451	$(186)	$(426)
Deferred tax expense (benefit)	(2)	197	675

Total income tax expense	$1,449	$11	$249

22

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Reconciliation to U.S. Tax Rate

Income tax expense differs from the amount computed by applying the U.S. federal corporate income tax rate of 35% to income before income taxes due to the items listed in the following reconciliation:

	2015		2014		2013

	Amount	Rate	Amount	Rate	Amount	Rate

Tax expense computed at
federal corporate tax rate	$1,480	35.0%	$60	35.0%	$133	35.0%
Income tax expense (benefit)
related to prior years	(31)	(0.7)	(41)	(23.9)	116	30.5
Other	-	-	(8)	(4.7)	-

Total income tax expense	$1,449	34.3%	$11	6.4%	$249	65.5%

Deferred Income Taxes

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities at December 31, 2015 and 2014 are as follows:

	2015	2014

Deferred tax assets
Policy liabilities and reserves	$36	$81
Unrealized investment losses	122	-
Investments	168	276
Accrued expenses	94	26
Deferred policy acquisition costs	309	230
Other	1	3

Gross deferred tax assets	730	616

Deferred tax liabilities
Unrealized investment gains	-	118
Deferred reinsurance expense	47	56
Other	1	2

Gross deferred tax liabilities	48	176

Net deferred tax asset	$682	$440

23

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Valuation Allowance

The Company considered the need for a valuation allowance with respect to its gross deferred tax assets as of December 31, 2015 and 2014, and based on that evaluation, the Company has determined it is more likely than not all deferred tax assets as of December 31, 2015 and 2014 will be realized. Therefore, a valuation allowance was not established.

Unrecognized Tax Benefits

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

	2015	2014

Balance at January 1	$1	$7
Reductions for prior years’ tax positions	-	(6)

Balance at December 31	$1	$1

There were no unrecognized tax benefits as of December 31, 2015 and 2014 that, if recognized, would affect the effective tax rate in future periods. Management does not anticipate a material change to the Company’s uncertain tax positions during 2016.

The Company recognizes interest and penalties accrued related to unrecognized tax benefits in income tax expense in the statements of comprehensive income (loss). The Company did not recognize any additions or reductions in interest and penalties for the year ended December 31, 2015 or 2014. During the year ended December 31, 2013 the Company recognized additions of $1 in interest and penalties. The Company had accrued $7 and $7 for the payment of interest and penalties at December 31, 2015 and 2014, respectively.

The Company is included in a consolidated U.S. federal income tax return filed by CMHC. The Company is also included in income tax returns filed in various states. For the major jurisdictions where it operates, the Company is generally no longer subject to income tax examinations by tax authorities for years ended before 2008.

Other Tax Items

As of December 31, 2015 and 2014, the Company did not have any capital loss, operating loss or credit carryforwards.

24

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Note 6: Related Party Transactions

In the normal course of business, there are various transactions between the Company and other related entities. In certain circumstances, expenses such as those related to sales and marketing, administrative, operations, other support and infrastructure costs are shared between the companies. Expenses incurred that are specifically identifiable with a particular company are borne by that company; other expenses are allocated among the companies on the basis of time and usage studies. Amounts due from transactions with affiliates are generally settled monthly. The Company reimbursed CMFG Life $8,447, $5,641 and $2,492 for these expenses in 2015, 2014 and 2013, respectively; which are included in operating and other expenses.

Amounts receivable/payable from/to affiliates are shown in the following table:

	2015	2014

Receivable from:
CMFG Life	$4,518	$2,765

Total	$4,518	$2,765

Payable to:
CUNA Brokerage Services, Inc.	$2,478	$1,290
MEMBERS Capital Advisors, Inc.	2	2

Total	$2,480	$1,292

Amounts receivable from CMFG Life at December 31, 2015 and 2014 are primarily for a policyholder’s purchase of an annuity when a CMFG Life policyholder has surrendered their policy for the purchase of a single premium deferred annuity and for the cession of death claims related to the Company’s single premium deferred annuity.

The Company hires MEMBERS Capital Advisors, Inc. (“MCA”) for investment advisory services. MCA, which is 100% owned by CMIC, manages substantially all of the Company’s invested assets in accordance with policies, directives and guidelines established by the Company. The Company recorded MCA investment management fees totaling $28, $34 and $113 for the years ended December 31, 2015, 2014 and 2013, respectively, which are included as a reduction to net investment income.

The Company utilizes CUNA Brokerage Services, Inc. (“CBSI”), which is 100% owned by CMIC, to distribute its single premium deferred annuity and recorded commission expense for this service of $23,072, $10,853 and $4,256 in 2015, 2014 and 2013, respectively, which is included in operating and other expenses. This expense is entirely offset by commission income the Company receives from CMFG Life as part of the 2013 reinsurance agreement.

See Note 7 regarding reinsurance and other agreements entered into by the Company and CMFG Life.

25

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Note 7: Reinsurance

The Company entered into a reinsurance agreement with its affiliate, CMFG Life, on a coinsurance and modified coinsurance basis. The agreement was effective November 1, 2015 to cede 100% of the business related to a new product currently in development, which includes any related development expenses. The Company receives a commission equal to 100% of its actual expenses incurred for this business, which was $1,027 for the year ended December 31, 2015.

The Company entered into an agreement with its affiliate, CMFG Life, effective January 1, 2013 to cede 100% of its investment-type contracts for its single premium deferred annuity, which are accounted for using the deposit method of accounting. The Company had $947,595 and $349,937 of assets on deposit for these contracts as of December 31, 2015 and 2014, respectively. The Company had related liabilities of $947,595 and $349,937, respectively which are included in policyholder account balances in the balance sheets. The Company receives a commission equal to 100% of its actual expenses incurred for this business, which was $34,236, $14,861 and $6,425 for the year ended December 31, 2015, 2014 and 2013, respectively.

On October 31, 2012, the Company ceded 95% of its insurance policies in force pursuant to a reinsurance agreement with CMFG Life and the Company was reimbursed for 95% of expenses incurred in the provision of policyholder and benefit payment services, and insurance taxes and charges on a go forward basis under this contract. On September 30, 2015, the Company amended its reinsurance agreement with CMFG Life and now cedes 100% of its insurance policies in force to CMFG Life and is reimbursed 100% for expenses incurred in the provision of policyholder and benefit payments services, and insurance taxes and charges going forward. As a result of the amendment to this agreement the Company ceded $1,297 of earned premiums and $1,244 of benefits as of September 30, 2015.

MLIC did not have any other reinsurance agreements at December 31, 2015 or 2014 and the entire reinsurance recoverable balance of $24,628 and $25,199, respectively, was due from CMFG Life. The recoverable balances are not collateralized and the Company retains the risk of loss in the event CMFG Life is unable to meet its obligations assumed under the reinsurance agreements. CMFG Life is rated A (excellent) by A.M. Best Company and MLIC believes the risk of non-collection is remote.

26

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

The effects of reinsurance on contract charges, interest credited to policyholder accounts, premiums and on claims, benefits, and losses incurred for the years ended December 31 are as follows:

	2015	2014	2013

Face amount of policies in force	$110,827	$123,223	$147,371

Premiums:
Direct - written	$2,384	$2,613	$2,811
Direct - change in unearned	-	-	-

Direct - earned	2,384	2,613	2,811

Ceded to affiliate - written	(3,559)	(2,482)	(2,671)
Ceded to affiliate - change in unearned	-	(4)	(1)

Ceded to affiliate - earned	(3,559)	(2,486)	(2,672)

Premiums - written, net	(1,175)	131	140
Premiums - change in unearned, net	-	(4)	(1)

Premiums, net	$(1,175)	$127	$139

Contract charges:
Direct	$742	$472	$461
Ceded to affiliate	(724)	(448)	(415)

Contract charges, net	$18	$24	$46

Claims, benefits and losses incurred:
Direct	$1,784	$1,883	$2,953
Ceded to affiliate	(2,988)	(1,771)	(2,774)

Claims, benefits and losses, net	$(1,204)	$112	$179

Interest credited to policyholder account balances:
Direct	$9,833	$2,457	$320
Ceded to affiliate	(9,829)	(2,449)	(311)

Interest credited to policyholder account balances, net	$4	$8	$9

27

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Note 8: Statutory Financial Data and Dividend Restrictions

The Company is a life and health insurer and is domiciled in Iowa. The Company files statutory-basis financial statements with insurance regulatory authorities. The Company did not use any permitted practices in 2015, 2014 or 2013. Certain statutory basis financial information for MLIC is presented in the table below as of and for the years ended December 31.

	Statutory Basis		Statutory Basis
	Capital and Surplus		Net Income (Loss)
	2015	2014	2015	2014	2013

MLIC	$21,111	$18,366	$1,112	$(1,792)	$(1,562)

The Company is subject to statutory regulations as to maintenance of equity and the payment of dividends. Generally, ordinary dividends from an insurance subsidiary to its parent company must meet notice requirements promulgated by the regulator of the subsidiary’s state of domicile (“Insurance Department”). Extraordinary dividends, as defined by state statutes, must be approved by the Insurance Department. Based on Iowa statutory regulations, the Company could pay dividends up to $2,111 during 2016, without prior approval of the Insurance Department.

Risk-based capital (“RBC”) requirements promulgated by the National Association of Insurance Commissioners require U.S. insurers to maintain minimum capitalization levels that are determined based on formulas incorporating credit risk, insurance risk, interest rate risk, and general business risk. The adequacy of the Company’s actual capital is evaluated by a comparison to the RBC results, as determined by the formula. At December 31, 2015 and 2014, the Company’s adjusted capital exceeded the minimum requirements.

28

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Note 9:   Accumulated Other Comprehensive Income (Loss)

The components of accumulated comprehensive income (loss), net of tax, are as follows:

		Accumulated
	Unrealized	Other
	Investment	Comprehensive
	Gains (Loss)	Income (Loss)

Balance, January 1, 2013	$423	$423

Change in unrealized holding gains (losses),
net of tax - ($105)	(154)	(154)

Balance, December 31, 2013	269	269

Change in unrealized holding gains (losses),
net of tax - ($25)	(47)	(47)

Balance, December 31, 2014	222	222

Change in unrealized holding gains (losses),
net of tax - ($240)	(447)	(447)

Balance, December 31, 2015	$(225)	$(225)

Reclassification Adjustments

Accumulated other comprehensive income (losses) includes amounts related to unrealized investment gains (losses) which were reclassified to net income. Reclassifications from accumulated other comprehensive income (losses) for the years ended December 31 are included in the following table:

	2015	2014	2013

Reclassifications from accumulated other comprehensive income (losses)
Unrealized gains on available-for-sale
securities included in net realized investment losses	$15	$-	$-

Total reclassifications from accumulated
other comprehensive income (losses)	15	-	-
Tax expense	5	-	-

Net reclassification from accumulated
other comprehensive income (losses)	$10	$-	$-

29

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Note 10:   Business Segment Information

The following table sets forth financial information regarding the Company’s two reportable business segments for the year ended December 31, 2015.

	Life and
Year ended or as of December 31, 2015	Health	Annuities	Total

Revenues

Life and health premiums, net	$(1,175)	$-	$(1,175)
Contract charges	18	-	18
Net investment income	366	-	366
Net realized investment gains	117	-	117
Other income	5,336	-	5,336

Total revenues	4,662	-	4,662

Benefits and expenses

Life and health insurance claims and benefits, net	(1,204)	-	(1,204)
Interest credited to policyholder account balances	4	-	4
Operating and other expenses	1,633	-	1,633

Total benefits and expenses	433	-	433

Income before income taxes	4,229	-	4,229

Income tax expense	1,449	-	1,449

Net income	2,780	-	2,780

Change in unrealized (losses), net of tax (benefit)	(447)	-	(447)

Other comprehensive (loss)	(447)	-	(447)

Total comprehensive income	$2,333	$-	$2,333

Reinsurance recoverable from affiliate	$24,628	$-	$24,628
Assets on deposit	-	947,595	947,595
Claim and policy benefit reserves - life and health	21,077	460	21,537
Policyholder account balances	3,473	947,595	951,068

30

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

The following table sets forth financial information regarding the Company’s two reportable business segments for the year ended December 31, 2014.

	Life and
Year ended or as of December 31, 2014	Health	Annuities	Total

Revenues

Life and health premiums, net	$127		$127
Contract charges	24	-	24
Net investment income	278	-	278
Net realized investment gains	-	-	-
Other income	-	-	-

Total revenues	429	-	429

Benefits and expenses

Life and health insurance claims and benefits, net	112	-	112
Interest credited to policyholder account balances	8	-	8
Operating and other expenses	137	-	137

Total benefits and expenses	257	-	257

Income before income taxes	172	-	172

Income tax expense	11	-	11

Net income	161	-	161

Change in unrealized (losses), net of tax (benefit)	(47)	-	(47)

Other comprehensive (loss)	(47)	-	(47)

Total comprehensive (loss)	$114	$-	$114

Reinsurance recoverable from affiliate	$25,199	$-	$25,199
Assets on deposit	-	349,937	349,937
Claim and policy benefit reserves - life and health	22,035	333	22,368
Policyholder account balances	3,612	349,937	353,549

31

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

The following table sets forth financial information regarding the Company’s two reportable business segments for the year ended December 31, 2013.

	Life and
Year ended or as of December 31, 2013	Health	Annuities	Total

Revenues

Life and health premiums, net	$139	$-	$139
Contract charges	46	-	46
Net investment income	176	-	176
Net realized investment gains	-	-	-
Other income	293	-	293

Total revenues	654	-	654

Benefits and expenses

Life and health insurance claims and benefits, net	179	-	179
Interest credited to policyholder account balances	9	-	9
Operating and other expenses	86	-	86

Total benefits and expenses	274	-	274

Income before income taxes	380	-	380

Income tax expense	249	-	249

Net income	131	-	131

Change in unrealized (losses), net of tax (benefit)	(154)	-	(154)

Other comprehensive (loss)	(154)	-	(154)

Total comprehensive (loss)	$(23)	$-	$(23)

Reinsurance recoverable from affiliate	$25,525	$-	$25,525
Assets on deposit	-	89,313	89,313
Claim and policy benefit reserves - life and health	23,196	-	23,196
Policyholder account balances	3,734	89,313	93,047

32

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Note 11:   Commitments and Contingencies

Insurance Guaranty Funds

The Company is liable for guaranty fund assessments related to certain unaffiliated insurance companies that have become insolvent during 2015 and prior years. The Company includes a provision for all known assessments that will be levied as well as an estimate of amounts that it believes will be assessed in the future relating to past insolvencies. The Company has established a liability of $270 and $75 at December 31, 2015 and 2014, respectively, for guaranty fund assessments. The Company also estimates the amount recoverable from future premium tax payments related to these assessments and has not established an asset as of December 31, 2015 and 2014 since it does not believe any amount will be recoverable. Recoveries of assessments from premium taxes are generally made over a five-year period.

Legal Matters

Like other members of the insurance industry, the Company is occasionally a party to a number of lawsuits and other types of proceedings, some of which may involve claims for substantial or indeterminate amounts. These actions are based on a variety of issues and involve a range of the Company’s practices. The Company has established procedures and policies to facilitate compliance with laws and regulations and to support financial reporting.

In connection with regulatory examinations and proceedings, government authorities may seek various forms of relief, including penalties, restitution and changes in business practices. The Company may not be advised of the nature and extent of relief sought until the final stages of the examination or proceeding. In the opinion of management, the ultimate liability, if any, resulting from all such pending actions will not materially affect the financial statements of the Company.

Note 12:   Subsequent Events

The Company evaluated subsequent events through the date the financial statements were issued. During this period, there were no significant subsequent events that required adjustment to or disclosure in the accompanying financial statements.

33

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.*

The expenses for the issuance and distribution of the securities offered by this Registration Statement, other than any underwriting discounts and commissions, are as follows:

Securities and Exchange Commission Registration Fees	$290,500
Printing and engraving	$70,000
Accounting fees and expenses	$53,202
Legal fees and expenses	$200,000
Miscellaneous	$7,000

TOTAL EXPENSES	$620,702

* Estimated.

Item 14.  Indemnification of Directors and Officers.

Section 490.202 of the Iowa Business Corporation Act (the “IBCA”), provides that a corporation’s articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for any action taken, or failure to take action, as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on MEMBERS Life Insurance Company (the “Registrant,” “we,” “our,” or “us”) or the shareholders, (3) a violation of Section 490.833 of the IBCA or (4) an intentional violation of criminal law.

Further, Section 490.851 of the IBCA provides that a corporation may indemnify its directors who may be party to a proceeding against liability incurred in the proceeding by reason of such person serving in the capacity of director, if such person has acted in good faith and in a manner reasonably believed by the individual to be in the best interests of the corporation, if the director was acting in an official capacity, and in all other cases that the individual’s conduct was at least not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individual’s conduct was unlawful or the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. The indemnity provisions under Section 490.851 do not apply (i) in the case of actions brought by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct set forth above or (ii) in connection with any proceedings with respect to conduct for which the director was adjudged liable on the basis that the director received a financial benefit to which the director was not entitled, whether or not involving action in the director’s official capacity.

In addition, Section 490.852 of the IBCA provides mandatory indemnification of reasonable expenses incurred by a director who is wholly successful in defending any action in which the director was a party because the director is or was a director of the corporation. A director who is a party to a proceeding because the person is a director may also apply for court-ordered indemnification and advance of expenses under Section 490.854 of the IBCA.

Section 490.853 of the IBCA provides that a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because such person is a director if the director delivers the following to the corporation: (1) a written affirmation that the director has met the standard of conduct described above or that the proceeding involved conduct for which liability has been eliminated under the corporation’s articles of incorporation and (2) the director’s written undertaking to repay any funds advanced if the director is not entitled to mandatory indemnification under Section 490.852 of the IBCA and it is ultimately determined that the director has not met the standard of conduct described above.

Under Section 490.856 of the IBCA, a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because such person is an officer, to the same extent as a director. In addition, if the person is an officer but not a director, further indemnification may be provided by the corporation’s articles of incorporation or bylaws, a resolution of the board of directors or by contract, except liability for (1) a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding and (2) conduct that constitutes receipt by the officer of a financial benefit to which the officer is not entitled, an intentional infliction of harm on the corporation or the shareholders or an intentional violation of criminal law. Such indemnification is also available to an officer who is also a director if the basis on which the officer is made a party to a proceeding is an act taken or a failure to take action solely as an officer.

Our Amended and Restated Articles of Incorporation provide that our directors will not be liable to us or our shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the Registrant or the shareholders, (3) a violation of Section 490.833 of the IBCA or (4) an intentional violation of criminal law.

Our Amended and Restated Articles of Incorporation also provide that we indemnify each of our directors or officers for any action taken, or any failure to take any action, as a director or officer except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the Registrant or the shareholders, (3) a violation of Section 490.833 of the IBCA or (4) an intentional violation of criminal law. Additionally, the Registrant is required to exercise all of its permissive powers as often as necessary to indemnify and advance expenses to its directors and officers to the fullest extent permitted by law.

Our Bylaws also provide indemnification to our directors on the same terms as the indemnification provided in our Amended and Restated Articles of Incorporation. Our Bylaws also provide for advances of expenses to our directors and officers. The indemnification provisions of our Bylaws are not exclusive of any other right which any person seeking indemnification may have or acquire under any statute, our Amended and Restated of Incorporation or any agreement, vote of stockholders or disinterested directors or otherwise.

Section 490.857 of the IBCA provides that a corporation may purchase and maintain insurance on behalf of a person who is a director or officer of a corporation, or who, while a director or officer of a corporation, serves at the corporation’s request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by that person in that capacity or arising from that person’s status as a director or officer, whether or not the corporation would have the power to indemnify or advance expenses to that person against the same liability under the IBCA. As permitted by and in accordance with Section 490.857 of the IBCA, we maintain insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs for indemnification of directors and officers.

Item 15. Recent Sales of Unregistered Securities

None.

Item 16. Exhibits.

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
1(i)	Amended and Restated Distribution Agreement dated as of January 7, 2016 between MEMBERS Life Insurance Company (“MLIC”) and CUNA Brokerage Services, Inc. (“CBSI”)	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)
1(ii)	Form of Selling and Services Agreement		X
3(i)	Articles of Incorporation of MLIC	Incorporated herein by reference to the initial filing of the MLIC Registration Statement on Form S-1, filed February 6, 2013 (File No. 333-186477)
3(ii)	Bylaws of MLIC	Incorporated herein by reference to the initial filing of the MLIC Registration Statement on Form S-1, filed February 6, 2013 (File No. 333-186477)

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
3(iii)	Amended and Restated Bylaws of MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)
4(i)	Form of MEMBERS® Horizons Flexible Premium Deferred Variable Annuity Contract (Form No. 2015-VA-B)	Incorporated herein by reference to the initial filing of the MLIC Registration Statement on Form N-4, filed October 5, 2015 (File Nos.333-207276)
4(ii)	Form of MEMBERS® Horizons Flexible Premium Deferred Variable Annuity Contract (Form No. 2015-VA-C)	Incorporated herein by reference to the initial filing of the MLIC Registration Statement on Form N-4, filed October 5, 2015 (File Nos.333-207276)
4(iii)	Form of MEMBERS® Horizons Flexible Premium Deferred Variable Annuity Data Page (Form No. 2015-VADP-B)	Incorporated herein by reference to the initial filing of the MLIC Registration Statement on Form N-4, filed October 5, 2015 (File Nos.333-207276)
4(iv)	Form of MEMBERS® Horizons Flexible Premium Deferred Variable Annuity Data Page (Form No. 2015-VADP-C)	Incorporated herein by reference to the initial filing of the MLIC Registration Statement on Form N-4, filed October 5, 2015 (File Nos.333-207276)
4(v)(a)	Form of Individual Retirement Annuity Endorsement	Incorporated herein by reference to the initial filing of the MLIC Registration Statement on Form N-4, filed October 5, 2015 (File Nos.333-207276)
4(v)(b)	Form of Roth Individual Retirement Annuity Endorsement	Incorporated herein by reference to the initial filing of the MLIC Registration Statement on Form N-4, filed October 5, 2015 (File Nos.333-207276)
4(vi)	Form of MEMBERS® Horizons Flexible Premium Deferred Variable Annuity Application	Incorporated herein by reference to the initial filing of the MLIC Registration Statement on Form N-4, filed October 5, 2015 (File Nos.333-207276)
5	Legal Opinion		X
10(i)(a)	Coinsurance Agreement dated as of October 31, 2012	Incorporated herein by reference to the filing of Pre-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed June 12, 2013 (File No. 333-186477)
10(i)(b)	Coinsurance Agreement dated as of January 1, 2013	Incorporated herein by reference to the filing of Pre-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed June 12, 2013 (File No. 333-186477)
10(i)(c)	First Amendment to Coinsurance Agreement dated as of January 1, 2014	Incorporated herein by reference to the filing of Post-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed April 4, 2014 (File No. 333-186477)
10(i)(d)	MEMBERS Horizon Coinsurance and Modified Coinsurance Agreement dated November 1, 2015 between MLIC and CMFG Life	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
10(ii)(a)	Cost Sharing Agreement	Incorporated herein by reference to the filing of Pre-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed June 12, 2013 (File No. 333-186477)
10(ii)(b)	Expense Sharing Agreement dated as of December 31, 2013	Incorporated herein by reference to the filing of Post-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed April 4, 2014 (File No. 333-186477)
10(ii)(c)	Amended and Restated Expense Sharing Agreement dated as of January 1, 2015	Incorporated herein by reference to the filing of the MLIC Registration Statement on Form S-1, filed March 25, 2015 (File No. 333-202984)
10(iii)(a)	Investment Advisory Agreement	Incorporated herein by reference to the filing of Pre-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed June 12, 2013 (File No. 333-186477)
10(iii)(b)	Amendment to Investment Advisory Agreement dated January 15, 2014	Incorporated herein by reference to the filing of Post-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed April 4, 2014 (File No. 333-186477)
10(iii)(c)	Amended and Restated Investment Advisory Agreement dated January 1, 2015	Incorporated herein by reference to the filing of the MLIC Registration Statement on Form S-1, filed March 25, 2015 (File No. 333-202984)
10(iv)(a)	Procurement and Disbursement and Billing and Collection Services Agreement	Incorporated herein by reference to the filing of Pre-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed June 12, 2013 (File No. 333-186477)
10(iv)(b)	Amendment to Procurement and Disbursement and Billing and Collection Services Agreement	Incorporated herein by reference to the filing of Post-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed April 4, 2014 (File No. 333-186477)
10(iv)(c)	CUNA Mutual Group Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement dated as of January 1, 2015	Incorporated herein by reference to the filing of the MLIC Registration Statement on Form S-1, filed March 25, 2015 (File No. 333-202984)
10(v)(a)	Fund Participation and Service Agreement between American Funds Insurance Series and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(a)i	Business Agreement between American Funds Distributors, Inc., CBSI and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(a)ii	American Funds Rule 22c-2 Agreement between American Funds Service Company and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
10(v)(b)	Fund Participation Agreement between BlackRock Variable Series Funds, Inc. and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(b)i	Administrative Services Agreement between BlackRock Advisors, LLC and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(b)ii	Form of Distribution Sub-Agreement between BlackRock Variable Series Funds, Inc. and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(c)	Fund Participation Agreement between Columbia Funds Variable Insurance Trust I, Columbia Management Investment Advisors, LLC, Columbia Management Investment Distributors, Inc. and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(c)i	Fund Participation Agreement between Columbia Funds Variable Insurance Trust II, Columbia Management Investment Advisors, LLC, Columbia Management Investment Distributors, Inc. and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(c)ii	Fund Participation Agreement between Columbia Funds Variable Insurance Trust, Columbia Management Investment Advisors, LLC, Columbia Management Investment Distributors, Inc. and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(c)iii	Revenue Sharing Agreement between Columbia Management Investment Distributors, Inc. and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(d)	Participation Agreement between DFA Investment Dimensions Group Inc. and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(v)(e)	Fund Participation Agreement between The Dreyfus Variable Investment Fund and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(f)	Fund Participation Agreement between The Dreyfus Corporation and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(f)i	Administrative Services Agreement between The Dreyfus Corporation and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
10(v)(f)ii	Distribution Letter Agreement between MBSC Securities Corporation (The Dreyfus Corporation) and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(g)	Participation Agreement between Franklin Templeton Variable Insurance Products Trust and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(v)(g)i	Administrative Services Agreement between Franklin Templeton Variable Insurance Products Trust and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(v)(g)ii	Shareholder Information Agreement between Franklin Templeton Variable Insurance Products Trust and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(v)(h)	Participation Agreement between Goldman Sachs Variable Insurance Trust, Goldman Sachs & Co. and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(h)i	Amendment #1 to Participation Agreement between Goldman Sachs Variable Insurance Trust and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(h)ii	Service Class Services Agreement between Goldman Sachs Variable Insurance Trust and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(h)iii	Administrative Services Agreement between Goldman Sachs Asset Management, L.P. and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(h)iv	Shareholder Information Agreement between Goldman Sachs & Co and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(i)	Participation Agreement between AIM Variable Insurance Funds(Invesco Variable Insurance Funds), Invesco Distributors, Inc., CBSI and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(i)i	Distribution Services Agreement between AIM Variable Insurance Funds(Invesco Variable Insurance Funds) and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
10(v)(j)	Fund Participation Agreement between Lazard Retirement Series, Inc., Lazard Asset Management Securities LLC and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(j)i	Servicing Agreement between Lazard Retirement Series, Inc. and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(k)	Participation Agreement between MFS Variable Insurance Trust, MFS Variable Insurance Trust II, MFS Variable Insurance Trust III, MFS Fund Distributors, Inc. and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(k)i	Fund/Serv and Networking Supplement to Participation Agreement between MFS Variable Insurance Trust and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(k)ii	Fee Letter Agreement between MFS Variable Insurance Trust and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(l)	Participation Agreement between Morgan Stanley and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(v)(l)i	Servicing Agreement between Morgan Stanley and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(v)(l)ii	Letter Agreement between Morgan Stanley and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(v)(l)iv	Administrative Service Agreement between Morgan Stanley and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(v)(m)	Participation Agreement between Oppenheimer Variable Account Funds and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(v)(m)i	Shareholder Information Agreement between OppenheimerFunds Distributor, Inc. and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
10(v)(n)	Participation Agreement between PIMCO Variable Insurance Trust, PIMCO Equity Series, VIT, PIMCO Investments LLC and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(o)	Fund Participation Agreement between Northern Lights Variable Trust and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(v)(o)i	Fund/Serv Agreement between Northern Lights Distributors, LLC and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(v)(o)ii	Distribution and Shareholder Services Agreement between Northern Lights Variable Trust and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(v)(p)	Participation Agreement between T Rowe Price Equity Series, Inc. and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(v)(p)i	Rule 22c-2 Agreement between T Rowe Price Equity Series, Inc. and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(v)(p)ii	12b-1 Agreement between T. Rowe Price Investment Services, Inc. and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(v)(q)	Participation Agreement between Vanguard Variable Insurance Fund, The Vanguard Group, Inc., Vanguard Marketing Corporation and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(q)i	Defined Contribution Clearance & Settlement Agreement between The Vanguard Group and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(r)	Participation Agreement between Putnam Variable Trust and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
10(v)(r)i	Rule 22c-2 Agreement between Putnam Variable Trust and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(v)(r)ii	Marketing and Administrative Services Agreement between Putnam Variable Trust and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(v)(r)iii	Letter Agreement between Putnam Variable Trust and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)
23(i)	Consent of Legal Counsel	See Exhibit 5	X
23(ii)	Consent of Independent Registered Public Accounting Firm		X
24	Powers of Attorney		X
101	Interactive Date Files		X
*To be filed by Amendment.

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, MEMBERS Life Insurance Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Madison, and State of Wisconsin as of this 6 day of April, 2016.

MEMBERS Life Insurance Company

By:	/s/M. Jeffrey Bosco

M. Jeffrey Bosco, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated:

Name	Title	Date

/s/ M. Jeffrey Bosco*	President and Director	April 6, 2016

M. Jeffrey Bosco	(Principal Executive
Officer)

/s/ Brian J. Borakove*	Treasurer (Principal	April 6, 2016

Brian J. Borakove	Financial & Accounting
Officer)

/s/ Michael F. Anderson*	Director	April 6, 2016

Michael F. Anderson

/s/ Michael T. Defnet*	Director	April 6, 2016

Michael T. Defnet

/s/ Jason A. Pisarik*	Director	April 6, 2016

Jason A. Pisarik

/s/ Steven R. Suleski*	Director	April 6, 2016

Steven R. Suleski

*By:/s/Ross D. Hansen
Ross D. Hansen

*Pursuant to Power of Attorney (see Exhibit
24 to this Registration Statement)